Exhibit 10.4

RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”), dated as of February 8, 2017, is made by and between S.A. Ibrahim (“Employee”) and Radian Group Inc. (“Radian”). This Agreement provides for all payments to which Employee may be entitled from the Company (as defined below), including under the Employment Agreement between Employee and Radian dated November 12, 2014 (the “Employment Agreement”).

WHEREAS, the Employment Agreement provides for Employee’s continued service to the Company through December 31, 2017.

WHEREAS, in support of Radian’s transition to a new Chief Executive Officer, Employee has agreed to retire prior to the end of the term of the Employment Agreement, and Radian has agreed to compensate Employee for the compensation he would have received had he continued in employment through the end of the term of the Employment Agreement.

WHEREAS, as used in this Agreement, any reference to Employee shall include Employee and, in their capacities as such, Employee’s heirs, administrators, representatives, executors, legatees, successors, agents and assigns. As used in this Agreement, any reference to the “Company” shall mean Radian and each subsidiary of Radian.

In consideration of the mutual promises, agreements and representations contained herein, the parties agree as follows:

1.    Termination of Service. Employee acknowledges that as of March 5, 2017 (the “Retirement Date”), Employee will retire from employment with the Company. Employee hereby resigns from all positions and offices with the Company, including as an officer or director of the Company, as of March 5, 2017, and Employee agrees to sign any confirmations with respect to his ceasing to be an officer or director as the Company deems appropriate.

2.    Company’s Obligations.

a)    The Company will pay Employee a lump sum payment for Employee’s accrued but unpaid salary. Such payment will be made in a single lump sum by the regular payroll date for the pay period in which the Retirement Date occurs.

b)    If Employee does not revoke this Agreement as described in Section 16, Employee shall receive the following payments and benefits following the Retirement Date:

(1)    Employee shall receive Employee’s 2016 STI award under the STI/MTI Incentive Plan for Executive Employees (the “STI/MTI Plan”) in the amount determined by the independent members of the Board of Directors of Radian (the “Board”) on February 8, 2017. Such amount shall be paid to Employee in a lump sum in cash when 2016 STI awards are paid to other participants in the STI/MTI Plan and in no event later than March 15, 2017.

(2)    Employee shall receive Employee’s MTI award for the 2015-2016 performance period under the STI/MTI Plan as determined by the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) on February 7, 2017. Such award shall be paid to Employee in a lump sum in cash when such MTI awards are paid to other participants in the STI/MTI Plan and in no event later than March 15, 2017.

(3)    Employee shall be eligible to earn an MTI target award for the 2016-2017 performance period under the STI/MTI Plan, based on 2017 performance against the MTI performance goals established by the Compensation Committee under the STI/MTI Plan for the 2017 year. Such MTI award, if any, shall be paid to Employee when 2017 MTI awards are paid to other participants in the STI/MTI Plan and in no event later than March 15, 2018.

(4)    The Compensation Committee shall grant Employee performance-based restricted stock units (the “PSUs”) with a grant date value based on the closing price of a share of Company common stock on the New York Stock Exchange (“NYSE”) on the date of grant (the “Grant Date Share Price”) of $1,950,000. The Compensation Committee shall grant the PSUs on a date determined by the Compensation Committee prior to the Retirement Date (the “Grant Date”). The PSUs shall vest in full if the closing price of the Company’s common stock on the NYSE for any ten consecutive trading days during the performance period commencing ten trading days prior to the first anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date equals or exceeds 120% of the Grant Date Share Price (the “PSU Stock Price Hurdle”); provided, however, that without regard to whether the PSU Stock Price Hurdle has been met, the PSUs shall vest in full on (A) Employee’s death or (B) a Change in Control (as defined in the PSU grant agreement). Shares of Radian common stock shall be delivered in settlement of the vested PSUs within 30 days following the applicable vesting date. The PSUs shall be forfeited if the PSU Stock Price Hurdle is not met by the fifth anniversary of the Grant Date. The PSU grant agreement will be substantially in the form attached as Exhibit A.

(5)    Simultaneous with the execution of this Agreement, Radian and Employee have entered into the Consulting Agreement.

c)    In addition, if Employee signs and does not revoke the Final Release attached as Exhibit B (the “Final Release”) on or within five days after the Retirement Date, Employee will receive the following:

(1)    The Company shall pay Employee a lump sum cash payment of $801,784, which represents the base salary, 401(k) plan match and cost of long-term disability insurance that Employee would have received had he remained employed through the end of the term of the Employment Agreement. The payment will be made in January 2018, subject to Employee’s compliance with the Restrictive Covenants described in Section 3 below.

(2)    The Company shall pay Employee a lump sum cash payment of $41,288, which represents the 2017 contribution that would have been made to Radian’s Benefit Restoration Plan (“BRP”) for Employee had he continued in employment through the end of the term of the Employment Agreement. The payment will be made at the same time as Employee’s BRP benefit is paid pursuant to the terms of the BRP.

(3)    The Company shall permit Employee (or, in the event of his death, his current wife Nina Ibrahim (“Mrs. Ibrahim”)) to elect medical coverage for himself and, where applicable, Mrs. Ibrahim under the Company’s medical plan in effect at the Retirement Date, as such plan may be changed by the Company from time to time for employees generally, during the Coverage Period (as defined below). For purposes of this subsection (3), “medical coverage” includes both medical and dental coverage. The coverage shall be provided as follows:

(i)    The “Coverage Period” for Employee shall be the period beginning on the Retirement Date and ending on the first to occur of (ii) March 5, 2018, (ii) the date on which Employee becomes eligible for medical coverage under a plan maintained by a new employer or under a plan maintained by his spouse’s employer, whichever is sooner, or (iii) the date of Employee’s death. The “Coverage Period” for Mrs. Ibrahim shall be the period beginning on the Retirement Date and ending on the first to occur of (i) the date on which Mrs. Ibrahim becomes eligible to elect medical coverage under Social Security Medicare, (ii) the date on which Mrs. Ibrahim becomes eligible for medical coverage under a plan maintained by a new employer of Employee or under a plan maintained by her employer, whichever is sooner, or (iii) the date of her death. Employee (or, where applicable, Mrs. Ibrahim) shall notify the Company of his or her eligibility for alternate coverage as described above within 30 days of becoming eligible for any such coverage.

(ii)    Employee (or, where applicable, Mrs. Ibrahim) shall pay the full monthly premium cost of medical coverage under this subsection (3) for the Coverage Period. The monthly premium cost shall be the monthly COBRA premium during the COBRA health care continuation coverage period under section 4980B of the Code (as defined below) (the “COBRA Period”). After the COBRA Period, the monthly premium cost shall be the Company’s deemed premium cost of such medical coverage for Employee and Mrs. Ibrahim, which shall be determined actuarially by the Company’s advisors. The COBRA Period shall run concurrently with the Coverage Period.

(iii)    During the portion of the Coverage Period in which Employee and/or Mrs. Ibrahim (as applicable) continue to receive coverage under the Company’s medical plan, the Company shall pay Employee (or, where applicable, Mrs. Ibrahim) an amount equal to the premium cost described in subparagraph (ii) above, minus the same employee contribution rate as is paid by Company employees for medical coverage, as in effect from time to time, which payment shall be made in advance on the first payroll day of each month, commencing with the month immediately following the Retirement Date.

d)    The Company shall provide Employee with secretarial support for 60 days following the Retirement Date and thereafter shall forward any personal mail received by the Company to an address designated by Employee.

e)    Employee’s outstanding equity awards shall be administered according to the terms of the applicable grant agreements, which have been granted pursuant to Section 3(b) of the Employment Agreement

f)    In the event Employee dies after the Retirement Date, any payments due to Employee under this Agreement or the Award Agreements and not paid prior to Employee’s death shall be made to the personal representative of Employee’s estate.

g)    Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise. The amount of any payment or benefit provided for herein shall not be reduced by any compensation earned by other employment or otherwise, except as provided above with respect to the COBRA Reimbursement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or others, subject to the provisions of Section 2(i) and the Restrictive Covenants described in Section 3 below. to the extent applicable. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which Employee may reasonably incur as a result of any contest by the Company, Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or the Consulting Agreement or any guarantee of performance thereof (including as a result of any contest by Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided that Employee prevails on at least one material issue contested by the Company or other third party, as applicable.

h)    All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes that the Company is required to withhold pursuant to any law or governmental rule or regulation. Employee shall be responsible for all employee taxes applicable to amounts payable under this Agreement.

i)    Payments of any incentive compensation under this Agreement shall be subject to Radian’s Incentive Compensation Recoupment Policy in effect as of the date of this Agreement, to the extent applicable.

j)    Employee shall not be entitled to any severance amounts under any severance plans of the Company or the Employment Agreement.

k)    Employee shall be reimbursed for all necessary and reasonable travel and other business expenses incurred by Employee in the performance of his duties prior to the Retirement Date in accordance with such reasonable accounting procedures as the Company shall have adopted generally for executives as in effect prior to the Retirement Date. Employee shall be reimbursed for (or, at Employee’s election, the Company will pay Employee’s attorneys directly) Employee’s reasonable legal fees incurred in connection with the negotiation and finalization of this Agreement and the related agreements (up to a maximum of $25,000).

3.    Employee’s Obligations.

a)    Employee agrees to comply with (i) the restrictive covenants and agreements set forth in Section 16 of the Employment Agreement and the restrictive covenants under the equity award agreements between Employee and the Company (the “Award Agreements”), as modified as described below, (ii) all confidentiality obligations with respect to the Company under the Company’s Code of Conduct and Ethics as in effect on the date hereof, and (iii) Employee’s covenant and agreement under Section 3(b) below (collectively, the “Restrictive Covenants”). Employee and the Company agree that the “Restriction Period” in Section 16 of the Employment Agreement and the “Restricted Period” (or any similar term) in any Award Agreement shall continue through March 5, 2018. The Parties agree that the Restrictive Covenants are the exclusive covenants applicable to Employee following the Retirement Date (other than those set forth in the Consulting Agreement). Notwithstanding anything contained in the Restrictive Covenants, in the event of a conflict or inconsistency between any such Restrictive Covenants, the covenants set forth in Section 16 of the Employment Agreement shall control; provided that the following non-competition covenant shall replace each non-competition covenant in any agreement containing Restrictive Covenants:

“The Executive acknowledges and agrees that, during his employment with Radian Group Inc. and its affiliates (for purposes of this section, the “Company”), and during the period beginning on the date the Executive’s employment with the Company terminates for any reason and ending on March 5, 2018 (the “Restriction Period”), the Executive will not, without the express written consent of the Board, engage (directly or indirectly) in any employment or business activity that involves or is related to providing any mortgage- or real estate-related service or product that, during the Executive’s employment, the Company provided or was actively engaged in developing through the use of Confidential Information and Trade Secrets, in any geographic location where the Company had an office or conducted business during the Executive’s employment (“Company Business”). The Executive agrees that, given the nature of the Company Business, the geographic scope set forth in this Section is appropriate and reasonable.”

b)    Employee covenants and agrees that during Employee’s employment by the Company and at all times thereafter, Employee will not willfully or knowingly, in any way, disparage the Company or its principals, shareholders, officers, directors, employees or agents in any way relating to the Company, including, but not limited to, its name, business reputation or business practices. Radian agrees that it will not, and will direct its executives and directors not to, willfully or knowingly disparage Employee in any way. Notwithstanding the foregoing, nothing in this Section shall prevent any person from (a) responding publicly by a truthful statement to incorrect, disparaging or derogatory public statements to the extent reasonably necessary to correct or refute such public statement, or (b) making any truthful statement to the extent (i) necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, or (ii) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order such person to disclose or make accessible such information, including pursuant to Section 6 below.

c)    Employee expressly acknowledges that continuing to comply with the Restrictive Covenants is a material term of this Agreement. Employee further acknowledges that in the event that Employee is determined by a court of competent jurisdiction to have violated any of the Restrictive Covenants, Employee shall forfeit any unpaid amounts described in (or payable under agreements described in) Sections 2(b)(3), 2(b)(4), 2(b)(5), and 2(c), and (iii) the Company shall have no further obligation to Employee under such Sections. For purposes of clarity, the continuation of payments under this Agreement beyond the period of restriction or application of any Restrictive Covenant shall not be deemed to extend any such period.

d)    Because Employee’s services are personal and unique and Employee has had and will continue to have access to and has become and will continue to become acquainted with Confidential Information and Trade Secrets (as defined in the Employment Agreement), the parties to this Agreement acknowledge and agree that any breach by the Executive of any of the Restrictive Covenants will result in irreparable injury to the Company, for which money damages could not adequately compensate such entity. Therefore, each of Employee and the Company shall have the right (in addition to any other rights and remedies which it may have at law or in equity) to seek to enforce the Restrictive Covenants by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the enforcing party may have for a breach, or threatened breach, of the Restrictive Covenants. Each of Employee and the Company agrees that in any action in which either Party seeks injunction, specific performance or other equitable relief, neither Employee nor the Company will assert or contend that any of the provisions of the Restrictive Covenants are unreasonable or otherwise unenforceable.

4.    Return of Property. Employee warrants that Employee will return all Company property to the Company on or before the Retirement Date and Employee will not retain any property of the Company (other than any items that the Company expressly permits Employee to keep). To the extent that Employee made use of Employee’s own personal computing devices (e.g., PDA, laptop, thumb drive, etc.) during employment with the Company, Employee will deliver such personal computing devices to the Company for review and will permit the Company to delete all Company property and information from such personal computing devices, and/or permit the Company to remotely delete all Company property and information from such personal computing devices. For the avoidance of doubt, notwithstanding anything to the contrary, Employee shall be permitted to retain his contacts (in electronic and paper form). The Company shall pack and ship at its expense the personal items of Employee that are in his office at the Company.

5.    Cooperation. Subject to Section 6 below, Employee agrees that, upon the Company’s reasonable notice to Employee and taking into consideration Employee’s other commitments and obligations, Employee shall fully cooperate with the Company in investigating, defending, prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made by or against the Company to the extent that such claims or investigations relate to any matter in which Employee was involved (or alleged to have been involved) while employed with the Company or of which Employee has knowledge by virtue of Employee’s employment with the Company. Upon submission of appropriate documentation, Employee shall be reimbursed for reasonable out-of-pocket expenses incurred in rendering such cooperation.

6.    Permitted Conduct. Nothing in this Agreement shall prohibit or restrict Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, or any other federal, state or local regulatory authority. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of any confidential information and trade secrets of the Company, Employee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

7.    Indemnification. Consistent with Section 9 of the Employment Agreement, the Company agrees to indemnify Employee against all claims arising out of actions or omissions during Employee’s employment by the Company, to the same extent and on the same terms and conditions provided for in the Company’s bylaws or under the Company’s Amended and Restated Certificate of Incorporation, each as in effect on the Date of this Agreement. The Company agrees it will continue to maintain officers’ and directors’ liability insurance to fund the indemnity described above in the same amount and to the same extent it maintains such coverage for the benefit of its other officers and directors.

8.    No Other Benefits or Compensation. Effective on the Retirement Date, Employee shall cease to be a participant in the benefit plans of the Company, except as provided in Section 2(c)(3) with respect to medical coverage. Employee acknowledges that, upon receiving the payments and benefits provided for in Section 2, Employee will have received all benefits and amounts due from the Company related to Employee’s employment with the Company, including all wages, overtime, bonuses, commissions, incentives, sick pay, personal leave and vacation pay to which Employee is entitled with respect to his service prior to the Retirement Date and that no other amounts are due to Employee other than as set forth in this Agreement. Employee also acknowledges that Employee was provided any leaves to which Employee was entitled in connection with Employee’s employment with the Company. Notwithstanding anything to the contrary contained herein, including Section 9, nothing in this Agreement is a waiver, modification or forfeiture of any vested accrued benefit that Employee may have under the Company’s benefit plans, including any deferred compensation plans.

9.    Release.

a)    In further consideration of the compensation provided to Employee pursuant to Sections 2(b) and 2(c), the receipt of which is conditioned on a release, Employee hereby agrees, subject to and without waiving any rights identified in Section 6 (Permitted Conduct), to the maximum extent permitted by law, to irrevocably and unconditionally RELEASE AND FOREVER DISCHARGE the Company and each of its and their past or present parents, subsidiaries and affiliates, their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company and of the Company’s past or present parents, subsidiaries or affiliates, and the past or present trustees, administrators, agents or employees of all such pension and employee benefit plans (hereinafter collectively included within the term the “Released Parties”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, which Employee may have, or which Employee’s heirs, executors or administrators may have against the Released Parties, by reason of any matter, cause or thing whatsoever from the beginning of Employee’s employment with the Company to and including the date on which Employee executes this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and/or the termination of Employee’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future, which includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, Pennsylvania Human Relations Act, Pennsylvania Equal Pay Law, Pennsylvania Pregnancy Guidelines of the Human Relations Commission, including all amendments thereto, and any other federal, state or local statutes or common law under which Employee can waive Employee’s rights, any contracts between the Released Parties and Employee, and all claims for counsel fees and costs.

b)    In waiving and releasing any and all claims against the Released Parties, whether or not now known to Employee, Employee understands that this means that if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects, despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

c)    Notwithstanding anything in this Agreement to the contrary, Employee does not waive (i) any entitlements under the terms of Section 2 of the Retirement Agreement, (ii) Employee’s existing right to receive vested accrued benefits under any equity grants or other plans or programs of the Company under which Employee has accrued benefits (other than under any Company separation or severance plan or programs), (iii) any claims that, by law, may not be waived, (iv) any rights or claims that may arise after the date Employee executes this Agreement, (v) any right to indemnification under this Agreement or the bylaws of the Company, or under any directors and officers insurance policy, with respect to Employee’s performance of duties as an employee or officer of the Company, (vi) any claim or right Employee may have for unemployment insurance benefits, workers’ compensation benefits, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law, and (vii) any right Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and the Company or any of its officers, directors or employees are jointly responsible.

10.    Controlling Law. This Agreement and all matters arising out of, or relating to it, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

11.    Jurisdiction. Any action arising out of, or relating to, any breach of the Restrictive Covenants shall be brought and prosecuted only in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia, Pennsylvania, and the jurisdiction of such court in any such proceeding shall be exclusive. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

12.    Amendment. The parties agree that this Agreement may not be altered, amended or modified, in any respect, except by a writing duly executed by both Parties.

13.    Entire Agreement. The parties understand that no promise, inducement or other agreement not expressly contained herein has been made conferring any benefit upon them, that this Agreement, the Consulting Agreement and the Restrictive Covenants described in Section 3 contain the entire agreement between the Parties with respect to the subject matter hereof, and that the terms of this Agreement are contractual and not recitals only.

14.    Section 409A. This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or an exemption, and the provisions of this Section shall apply notwithstanding any provisions of this Agreement to the contrary. Severance benefits under this Agreement are intended to be exempt from section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, the right to a series of payments under this Agreement shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment. With respect to any payments that are subject to section 409A of the Code, in no event shall Employee, directly or indirectly, designate the calendar year of a payment. With respect to any payments that are subject to section 409A of the Code, in no event shall the timing of Employee’s execution of this Agreement, directly or indirectly, result in Employee designating the calendar year of payment of any amount set forth in Section 2(c), and if a payment of any amount set forth in Section 2(c) above is subject to section 409A of the Code and could be made in more than one taxable year, based on timing of the execution of this Agreement, payment shall be made in the later taxable year. Any reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code.

15.    Severability. If any provision of this Agreement is construed to be invalid, unlawful or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto, except that if Employee claims that the release in Section 9 is unlawful, invalid or unenforceable, and such release is held to be unlawful, invalid or unenforceable, any payments made pursuant to Section 2(b) or 2(c) shall be returned to the Company and no further consideration shall be due. If any covenant or agreement is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

16.    ACKNOWLEDGEMENT. Employee hereby acknowledges that:

a)    The Company advises Employee to consult with an attorney before signing this Agreement;

b)    Employee has obtained independent legal advice from an attorney of Employee’s own choice with respect to this Agreement or Employee has knowingly and voluntarily chosen not to do so;

c)    Employee freely, voluntarily and knowingly entered into this Agreement after due consideration;

d)    Employee had 21 days to review and consider this Agreement;

e)    If Employee knowingly and voluntarily chooses to do so, Employee may accept the terms of this Agreement before the 21 day consideration period provided for above has expired;

f)    Employee has a right to revoke this Agreement by notifying Anita Scott at the Company in writing within seven days of Employee’s execution of this Agreement. Unless revoked, this Agreement will become effective on the eighth day following its execution (the “Effective Date”);

g)    In exchange for Employee’s waivers, releases and commitments set forth herein, including Employee’s waiver and release of all claims arising under the ADEA, the payments, benefits and other considerations that Employee is receiving pursuant to this Agreement exceed any payment, benefit or other thing of value to which Employee would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein; and

h)    No promise or inducement has been offered to Employee, except as expressly set forth herein and in the Consulting Agreement, and Employee is not relying upon any such promise or inducement in entering into this Agreement.

i)    EMPLOYEE REPRESENTS THAT EMPLOYEE HAS READ THE TERMS OF THIS AGREEMENT, THAT THIS AGREEMENT IS WRITTEN IN A MANNER THAT EMPLOYEE CAN UNDERSTAND AND THAT THE COMPANY HAS NOT MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN. EMPLOYEE FREELY AND VOLUNTARILY AGREES TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS EMPLOYEE’S OWN FREE ACT.

IN WITNESS WHEREOF, and intending to be legally bound, the parties agree to the terms of this Agreement.

Radian Group Inc.

Date: February 8, 2017
	By:	/s/ Anita Scott
	Name:	Anita Scott
	Title:	Chief Human Resources Officer

Date: February 8, 2017	By:	/s/ S.A. Ibrahim
S.A. Ibrahim

Exhibit A

Form of PSU Grant Agreement

Exhibit B

Final Release

This Release Agreement (this “Agreement”) is made by and between S.A. Ibrahim (“Employee”) and Radian Group Inc. (“Radian”). Employee and Radian are parties to this Agreement and are collectively referred to herein as the “Parties.”

As used in this Agreement, any reference to Employee shall include Employee, and in their capacities as such, Employee’s heirs, administrators, representatives, executors, legatees, successors, agents and assigns. As used in this Agreement, any reference to the “Company” shall mean Radian and each subsidiary of Radian.

1.    Release.

a)    In further consideration of the compensation provided to Employee pursuant to Section 2(c) of the Retirement Agreement dated             , 2017 between Employee and Radian (the “Retirement Agreement”), Employee hereby agrees, subject to and without waiving any rights identified in Paragraph 2 (Permitted Conduct) of this Agreement, to the maximum extent permitted by law, to irrevocably and unconditionally RELEASE AND FOREVER DISCHARGE the Company and each of its and their past or present parents, subsidiaries and affiliates, their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company and of the Company’s past or present parents, subsidiaries or affiliates, and the past or present trustees, administrators, agents or employees of all such pension and employee benefit plans (hereinafter collectively included within the term the “Released Parties”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, which Employee may have, or which Employee’s heirs, executors or administrators may have against the Released Parties, by reason of any matter, cause or thing whatsoever from the beginning of Employee’s employment with the Company to and including the date on which Employee executes this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and/or the termination of Employee’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future, which includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, Pennsylvania Human Relations Act, Pennsylvania Equal Pay Law, Pennsylvania Pregnancy

Guidelines of the Human Relations Commission, including all amendments thereto, and any other federal, state or local statutes or common law under which Employee can waive Employee’s rights, any contracts between the Released Parties and Employee, and all claims for counsel fees and costs.

b)    In waiving and releasing any and all claims against the Released Parties, whether or not now known to Employee, Employee understands that this means that if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects, despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

c)    Notwithstanding anything in this Agreement to the contrary, Employee does not waive (i) any entitlements under the terms of Section 2 of the Retirement Agreement, (ii) Employee’s existing right to receive vested accrued benefits under any equity grants or other plans or programs of the Company under which Employee has accrued benefits (other than under any Company separation or severance plan or programs), (iii) any claims that, by law, may not be waived, (iv) any rights or claims that may arise after the date Employee executes this Agreement, (v) any right to indemnification under the bylaws of the Company or the Retirement Agreement, or under any directors and officers insurance policy, with respect to Employee’s performance of duties as an employee or officer of the Company, (vi) any claim or right Employee may have for unemployment insurance benefits, workers’ compensation benefits, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law, and (vii) any right Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and the Company or any of its officers, directors or employees are jointly responsible.

d)    Permitted Conduct. Nothing in this Agreement shall prohibit or restrict Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, or any other federal, state or local regulatory authority. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of any confidential information and trade secrets of the Company, Employee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

2.    Controlling Law. This Agreement and all matters arising out of, or relating to it, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

3.    Jurisdiction. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought and prosecuted only in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia, Pennsylvania, and the jurisdiction of such court in any such proceeding shall be exclusive. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

4.    Severability. In the event that Employee claims that the release in Paragraph 1 is unlawful, invalid or unenforceable, and the release in Paragraph 1 is held to be unlawful, invalid or unenforceable, any payments made pursuant to Section 2(c) of the Retirement Agreement shall be returned to the Company and no further consideration shall be due. If any covenant or agreement is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

5.    ACKNOWLEDGEMENT. Employee hereby acknowledges that:

e)    The Company advises Employee to consult with an attorney before signing this Agreement;

f)    Employee has obtained independent legal advice from an attorney of Employee’s own choice with respect to this Agreement or Employee has knowingly and voluntarily chosen not to do so;

g)    Employee freely, voluntarily and knowingly entered into this Agreement after due consideration;

h)    Employee had at least 21 days to review and consider this Agreement;

i)    If Employee knowingly and voluntarily chooses to do so, Employee may accept the terms of this Agreement on or after the date of Employee’s termination of employment but on or before March 10, 2017;

j)    Employee is signing this Agreement on or after the date of Employee’s termination of employment;

k)    Employee has a right to revoke this Agreement by notifying Anita Scott at the Company in writing within seven days of Employee’s execution of this Agreement. Unless revoked, this Agreement will become effective on the eighth day following its execution (the “Effective Date”);

l)    In exchange for Employee’s waivers, releases and commitments set forth herein, including Employee’s waiver and release of all claims arising under the ADEA, the payments, benefits and other considerations that Employee is receiving pursuant to the Retirement Agreement exceed any payment, benefit or other thing of value to which Employee would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein; and

m)    No promise or inducement has been offered to Employee, except as expressly set forth herein, and Employee is not relying upon any such promise or inducement in entering into this Agreement.

n)    EMPLOYEE REPRESENTS THAT EMPLOYEE HAS READ THE TERMS OF THIS AGREEMENT, THAT THIS AGREEMENT IS WRITTEN IN A MANNER THAT EMPLOYEE CAN UNDERSTAND AND THAT THE COMPANY HAS NOT MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN. EMPLOYEE FREELY AND VOLUNTARILY AGREES TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS EMPLOYEE’S OWN FREE ACT.

IN WITNESS WHEREOF, and intending to be legally bound, the parties agree to the terms of this Agreement.

Radian Group Inc.

Date:
By:
	Name:	Anita Scott
	Title:	Chief Human Resources Officer

Date:	By:
S.A. Ibrahim

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